SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement                         |_| Confidential, For Use of the Commission Only
                                                                 (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Mid-Atlantic Realty Trust
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of Filing Fee (Check the appropriate box):
        |X| No fee required.
        |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         (1)      Title of each class of securities to which transaction applies: N/A
         (2)      Aggregate number of securities to which transaction applies: N/A
         (3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
         (4)      Proposed maximum aggregate value of transaction:  N/A
         (5)      Total fee paid:  N/A
         |_| Fee paid previously with preliminary materials:
         |_| Check box if any part of the fee is offset as  provided  by  Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1)      Amount previously paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                            MID-ATLANTIC REALTY TRUST
                        170 West Ridgely Road, Suite 300
                           Lutherville, Maryland 21093



--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

--------------------------------------------------------------------------------

                                                                   April 2, 2001


Dear Shareholders:

         The  Annual  Meeting  of  Shareholders  of  Mid-Atlantic  Realty  Trust
("MART") will be held at The Renaissance Harborplace Hotel, 202 East Pratt Street, Baltimore, Maryland on Friday, May 11, 2001, at 11:00 a.m. prevailing local time, for the following purposes:

     1. To elect seven Trustees to serve for the ensuing year and until the election and qualification of their successors;

     2. To consider and vote upon the selection of independent certified public accountants to audit the books and accounts of MART for calendar year 2001; and

     3. To transact such other business as may properly be brought before the meeting or any adjournments thereof.

         Only the shareholders of record of MART at the close of business on March 16, 2001 will be entitled to notice of and to vote at the meeting.

         It is important that your shares be represented and voted at the meeting. You can vote your shares by mail, telephone or Internet. To vote your shares by mail, you must complete and return the enclosed proxy card. Whether you are voting by mail, telephone or Internet, you must be careful to follow the instructions on or attached to the proxy card. You can revoke a proxy at any time prior to the meeting by timely and proper delivery to the Secretary of MART prior to the meeting of written notice of such revocation or a duly executed later-dated proxy, by a later-dated telephone or Internet vote, or by voting at the meeting.


                  By Order of the Board of Trustees,

                                               PAUL F. ROBINSON
                                               Secretary

                            MID-ATLANTIC REALTY TRUST
                        170 West Ridgely Road, Suite 300
                           Lutherville, Maryland 21093
                                (410) 684-2000

                 ______________________________________________

                                 PROXY STATEMENT


         The Board of Trustees of Mid-Atlantic Realty Trust ("MART") is soliciting proxies in connection with the Annual Meeting of the Shareholders of MART to be held on May 11, 2001, and any adjournments or postponements thereof. The approximate date this Proxy Statement and proxy card are being sent to shareholders is April 2, 2001.

         Only holders of record of MART's common shares of beneficial interest, par value $.01 per share (the "Shares"), at the close of business on March 16, 2001 (the "Record Date") are entitled to notice of and to vote at the meeting. As of the Record Date, 13,889,867 Shares were outstanding and entitled to vote at the meeting, with each Share entitled to one vote.

         You can vote your Shares in person, by mail, over the telephone or through the Internet. You can vote by mail by completing and mailing the proxy card in the postage paid envelope provided, over the telephone by dialing a toll-free telephone number and following the instructions printed on the proxy card, or through the Internet by following the instructions printed on the proxy card. Please be aware that if you vote through the Internet you may incur costs such as telephone and Internet access charges for which you will be responsible. The telephone and Internet facilities for shareholders will close at 9:00 a.m. E.S.T. on May 11, 2001.

         The  telephone  and  Internet   voting   procedures   are  designed  to
authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded.

         The method by which you vote will in no way limit your right to vote at the meeting if you decide to attend in person. If your Shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

         You can revoke a proxy at any time prior to the meeting by voting at the meeting or by timely and proper delivery to the Secretary of MART prior to the meeting of written notice of such revocation or a duly executed later-dated proxy, or by a later-dated telephone or Internet vote. All Shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you do not indicate how your Shares should be voted on a matter, the Shares represented by your properly completed proxy will be voted as the Board of Trustees recommends.

         If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this proxy statement went to press, we do not anticipate that any other matters would be raised at the meeting.

                              BENEFICIAL OWNERSHIP

         The following table reflects the names and addresses of the only persons known to MART to be the beneficial owners of 5% or more of the Shares. For purposes of calculating beneficial ownership, Rule 13d-3 of the Securities Exchange Act of 1934 requires inclusion of Shares that may be acquired by a shareholder within 60 days upon the exercise or conversion of such shareholder's warrants, options and convertible securities (assuming the nonexercise and nonconversion of all other outstanding warrants, options and convertible securities). The following information is based on data contained in Schedules 13G filed with the Securities and Exchange Commission:

           Name and Address                 Shares Beneficially        Percent
          of Beneficial Owner                      Owned              of Class

David L. Babson & Co., Inc.                      1,037,100              7.5%
One Memorial Drive
Cambridge, Massachusetts 02142-1300

Palisade Capital Management, LLC                 1,239,000              8.9%
One Bridge Plaza, Suite 695
Fort Lee, New Jersey 07024


                              ELECTION OF TRUSTEES

         A Board of Trustees of seven persons is to be elected by the shareholders. All of the nominees will be elected as Trustees to serve until the 2002 Annual Meeting of Shareholders and until their respective successors have been elected and qualify. Under MART's Declaration of Trust and Maryland law, Trustees are elected by a plurality vote, which means the affirmative vote of holders of a majority of the Shares present (in person or by proxy) and voted at the meeting. Consequently, withholding of votes, abstentions and broker non-votes will have no effect on the outcome of this vote.

         Unless authority to vote is withheld, your proxy will be voted in favor of the election as Trustees of the following nominees. The Board of Trustees does not know of any nominee who will be unable to serve, but if any of them becomes unable to serve, the proxies may be voted with discretionary authority for the election of other persons as Trustees.


                                                     Principal Occupation                               Trustee
Name                                              During the Last Five Years                  Age        Since
----                                              --------------------------                  ---        -----

David F. Benson..................     Financial  Consultant from December 1, 2000;  prior      52         1993
                                      thereto  Consultant  to  Meditrust  Corporation  (a
                                      publicly owned real estate  investment  trust) from
                                      February  through  November,  2000;  prior thereto,
                                      President,    CEO   and   Director   of   Meditrust
                                      Corporation

Marc P. Blum.....................     Chief Executive  Officer of World Total Return Fund      58         1993
                                      Limited   Partnership   and  U.S.A.   Fund  Limited
                                      Partnership  (private investment funds); Of Counsel
                                      to  Gordon,   Feinblatt,   Rothman,   Hoffberger  &
                                      Hollander, LLC

                                      -2-


Robert A. Frank..................     President,   Intellectual  Capital  Markets,   Inc.      51         1993
                                      (financial  services  firm  engaged in research and
                                      capital  management)  from September 1, 2000; prior
                                      thereto  Executive Vice President,  Legg Mason Wood
                                      Walker,  Inc. (a publicly owned investment  banking
                                      firm) from January, 2000; prior thereto,  Executive
                                      Vice  President,  Director of Research  and co-Head
                                      of  Capital  Markets  from  September  1996;  prior
                                      thereto,  Managing  Director and Group Head of Real
                                      Estate  Securities  Research  Department  of  Alex.
                                      Brown  &  Sons   Incorporated   (a  publicly  owned
                                      investment  banking  firm  now  known  as DB  Alex.
                                      Brown)

LeRoy E. Hoffberger..............     Chairman  of the Board of MART;  President  of CPC,      75         1993
                                      Inc.  (real  estate  investments);  Chairman of the
                                      Board  of  Merchants   Terminal  Corp.   (warehouse
                                      company);   Of  Counsel   to   Gordon,   Feinblatt,
                                      Rothman, Hoffberger & Hollander, LLC

F. Patrick Hughes................     President and Chief Executive Officer of MART            53         1993

M. Ronald Lipman.................     Member  of  Lipman,  Frizzell  &  Mitchell,  L.L.C.      62         1993
                                      (real estate consultants)

Daniel S. Stone..................     President of Stone & Associates,  Inc. (real estate      56         1993
                                      developers  and   consultants);   Chief   Financial
                                      Officer  of The Rehab  Documentation  Company,  LLC
                                      (computer software venture).



         Mr. Blum is also a director of ten funds in the Davis Fund complex, which are investment companies registered under the Investment Company Act of 1940. As indicated above, Mr. Blum and Mr. Hoffberger are Of Counsel to the law firm of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, which is general outside counsel to MART. In their position as Of Counsel, Mr. Hoffberger and Mr. Blum are not members of the firm, do not provide substantial services to or for the firm, and do not receive material compensation from the firm.

         In 2000, the Board of Trustees held six meetings. During that year, all Trustees attended at least 75% of all Board meetings and meetings of the committees on which they served.

Committees of the Board of Trustees

         The Board of Trustees has an Executive Compensation Committee, an Audit Committee, an Investment Committee and a Nominating Committee.

         The Audit Committee consists of Messrs. Blum (Chairman), Frank and Lipman, each of whom is independent consistent with the New York Stock Exchange listing standards. The Audit Committee is responsible for providing independent, objective oversight of MART's accounting functions and internal controls on behalf of the Board of Trustees. In carrying out its responsibilities, the Audit Committee meets with the Board and independent accountants to review MART's financial results and annual reports, discuss the financial statements, and the auditor's independence, and review with the auditors and management the internal accounting procedures and controls. The Audit Committee is also responsible for recommending to the Board the selection of the independent public accountants and for reviewing proposed related party transactions, if any. The Audit Committee acts under a written charter first adopted and approved by the Board in 2000, a copy of which is attached as Appendix A of this Proxy Statement. This Committee held two meetings in 2000.

         The Executive Compensation Committee consists of Messrs. Frank (Chairman), Benson and Blum, and makes recommendations to the Board regarding compensation of Trustees and executive officers, executive compensation generally, and benefit plans for management to be considered by the Board. The Executive Compensation Committee held four meetings in 2000.

         The Investment Committee consists of Messrs. Lipman (Chairman), Stone and Hoffberger, with Mr. Hughes serving as a member ex officio. The Investment Committee, which held four meetings in 2000, studies potential acquisition opportunities, reviews the performance of MART's properties and evaluates development and redevelopment opportunities.

         The Nominating Committee, which consists of Messrs. Blum (Chairman), Benson and Stone, makes recommendations regarding nominations for Trustees and officers. The Nominating Committee would consider nominees recommended by shareholders upon timely written notice given to MART. The time period during which this notice must be given is specified at the end of this proxy statement under the caption "Submission of Shareholder Proposals to be Considered at the May 2002 Annual Meeting." The Nominating Committee held one meeting in 2000.

Trustee Compensation

         MART paid its Trustees (other than Mr. Hughes, who is employed as President and Chief Executive Officer of MART) a retainer of $12,000 per annum, $1,000 per meeting for each Board and committee meeting attended in person, and $500 for meetings attended by telephone. MART has a Deferred Compensation Plan pursuant to which non-management Trustees may defer receipt of their compensation through a deferred money account, in which the funds accrue interest at market rates, or in a deferred stock account, in which the funds are invested in MART Shares. The Trustee of the Deferred Compensation Trust is directed to vote Shares in the Trust in accordance with the instructions of the Board of Trustees.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires that MART's Trustees and executive officers and each person who owns more than 10% of MART's Shares file with the Securities and Exchange Commission an initial report of beneficial ownership and subsequent reports of changes in beneficial ownership of the Shares. To MART's knowledge, based on written certifications received from such persons, all reports required to be so filed by such persons have been filed on a timely basis. MART believes that all of its Trustees and executive officers, and all persons owning beneficially more than 10% of the Shares, complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2000.

               INFORMATION REGARDING SHARE OWNERSHIP OF MANAGEMENT

         The following table reflects, as of the Record Date, the number of Shares owned by each Trustee and named executive officer, each nominee to become a Trustee and by all Trustees and executive officers as a group. Share ownership of Trustees and executive officers is calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, which includes Shares that a person has the right to acquire within 60 days upon exercise of options or warrants and conversion of securities.

                  Name of                                           Shares                      Percent
                  Beneficial Owner                          Beneficially Owned (1)             of Class
                  ---------------------------------         ------------------                 --------
                  David F. Benson                                  32,111                        0.2%
                  Marc P. Blum                                    396,481 (2)                    2.9%
                  Robert A. Frank                                  38,166                        0.3%
                  LeRoy E. Hoffberger                             211,105 (3)                    1.5%
                  F. Patrick Hughes                               429,308                        3.1%
                  M. Ronald Lipman                                 60,340                        0.4%
                  Daniel S. Stone                                  38,400                        0.3%
                  Paul F. Robinson                                262,799                        1.9%
                  All Trustees and Executive Officers
                   as a Group (8 persons included)              1,489,081 (4)                   10.7%

----------------------------------

(1) Includes 30,000 Shares, 30,000 Shares, 30,000 Shares, 50,000 Shares, 177,000 Shares, 26,000 Shares, 30,000 Shares, and 113,199 Shares subject to immediately exercisable options granted pursuant to the Company's 1993 Omnibus Share Plan and the 1995 Stock Option Plan to each of Messrs.
     Benson, Blum, Frank, Hoffberger, Hughes, Lipman, Stone and Robinson, respectively.

(2) Includes 366,481 Shares held by World Total Return Fund Limited Partnership and by U.S.A. Fund Limited Partnership, investment funds of which Mr. Blum is the President and CEO of the General Partner and in which he holds a substantial interest.

(3) Excludes 134,624 Shares owned by the Hoffberger Foundation, Inc., a charitable foundation of which Mr. Hoffberger is an officer and director. The number of Shares in the above table includes 95,000 Shares owned by CPC, Inc., a corporation of which Mr. Hoffberger is a director, stockholder and executive officer and includes 25,749 Shares registered in the name of Mr. Hoffberger as co-trustee under two trust agreements.

(4) Includes 20,371 Shares held by the Trustees' Deferred Compensation Trust which the Board of Trustees has the power to vote.

                             EXECUTIVE COMPENSATION

        The following table reflects, with respect to the chief executive officer and each executive officer of MART whose annual compensation exceeded $100,000 in 2000, the aggregate amounts paid to or accrued for such officers as compensation in 2000, 1999 and 1998.

                           Summary Compensation Table

                                                                                   Long Term Compensation
                                                                                   -----------------------
                                            Annual Compensation                             Awards
                                            -------------------                    -----------------------
                                                                                   Restricted   Securities
Name and                                                        Other Annual         Stock      Underlying      All Other
Principal Position                 Year    Salary     Bonus($)  Compensation($)(1)  Award($)      Options     Compensation($)(2)
------------------                 ----    ------     -----     ------------        -----       ----------    ------------
F. Patrick Hughes                  2000   $285,000      (3)         7,800        $177,187(4)     104,000            807
  President and                    1999   $230,000    82,500        7,800           ---            ---              807
  Chief Executive Officer          1998   $230,000    57,500       12,165           ---            ---              807

Paul F. Robinson
  Executive Vice President,        2000   $190,000      (3)         7,521        $118,125(4)      69,333          1,580
  Secretary and                    1999   $165,000    61,250        9,892           ---            ---            1,580
  General Counsel                  1998   $160,000    41,250        9,801           ---            ---            1,264
---------------------------------

(1) Consists of car allowance and amounts reimbursed under MART's executive medical reimbursement plan.

(2) Consists of premiums paid by MART on term life insurance policies on the lives of Messrs. Hughes and Robinson the proceeds of which are payable to their respective heirs or estates.

(3) The sum of $223,119 was accrued by MART for company-wide bonuses for 2000; however, as of the date of this Proxy Statement, no bonus allocation has been made for that fiscal year except as otherwise reflected in the table.

(4) Reflects grants of restricted Shares that were made pursuant to the 1997 Restricted Share Plan. Mr. Hughes and Mr. Robinson received grants of 15,000 and 10,000 Shares, respectively, valued at $11.8125 per Share as of September 29, 2000, the date of grant. With respect to each grant, the Shares vest as follows: 10% vest on January 1, 2001 and 90% vest at a rate of 10% on each of January 1, 2002 through 2010. The Shares are subject to a risk of forfeiture in the event of termination of employment (other than in a change in control of MART), and are restricted as to transfer prior to vesting. Mr. Hughes and Mr. Robinson have the right to vote and receive dividends on the Shares. At December 31, 2000, the aggregate restricted Share holdings were 215,000 Shares for Mr. Hughes and 143,333 Shares for Mr. Robinson. The aggregate value of all restricted Share holdings at December 31, 2000 was $2,620,313 for Mr. Hughes and $1,746,871 for Mr. Robinson.

         Options granted to the executive officers named in the above Summary Compensation Table during 2000 are set forth below:

                                        Option Grants in Last Fiscal year

                                                Individual Grants
                        -----------------------------------------------------------
                                                                                                Potential Realized
                                           Percent of                                            Value At Assumed
                          Number of           Total                                            Annual Rates Of Stock
                         Securities       Options/SARs      Exercise                            Price Appreciation
                         Underlying        Granted To        or Base                              For Option Term
                         Option/SARs      Employees In        Price      Expiration          -----------------------
Name                   Granted (#)(1)      Fiscal Year        ($/S)         Date             5% ($)          10% ($)
----                   --------------      -----------        -----         ----             ------          -------

F. Patrick Hughes            84,000 (2)       25.1%          $10.00       04/01/10          $528,360        $1,338,960
                             20,000 (2)        6.0%          $11.50       09/29/10          $144,670        $  366,620

Paul F. Robinson             56,000 (3)       16.7%          $10.00       04/01/10          $352,240        $  892,640
                             13,333 (3)        3.9%          $11.50       09/29/10          $ 96,444        $  244,407

--------------------------

(1) Options granted in the year ended December 31, 2000 were issued under the Omnibus Share Plan.

(2) Represents (i) options to purchase 84,000 Shares, granted on April 1, 2000 and exercisable in increments of 28,000 Shares annually on April 1, 2000, 2001 and 2002; and (ii) options to purchase 20,000 Shares, granted on September 29, 2000 and exercisable in increments of 2,000 Shares annually on January 1, 2001 through 2010.

(3) Represents (i) options to purchase 56,000 Shares, granted on April 1, 2000 and exercisable in increments of 18,666 Shares on April 1, 2000 and 18,677 Shares annually on April 1, 2001 and 2002; and (ii) options to purchase 13,333 Shares, granted on September 29, 2000 and exercisable in increments of 1,333 Shares annually on January 1, 2001 through 2009, and 1,336 Shares on January 1, 2010.

         The following table reflects certain information regarding options exercised during and held as of the end of the last fiscal year.

                                Aggregated Option Exercises in Last Fiscal Year
                                      and Fiscal Year End Option Values

                                           Number of Securities                        Value of Unexercised
                                          Underlying Unexercised                       In-the-Money-Options
                                             Options at FY End                               at FY End
                                         -------------------------                   -------------------------
    Name                                 Exercisable/Unexercisable                   Exercisable/Unexercisable
    ----                                 -------------------------                   -------------------------

    F. Patrick Hughes                         175,000/76,000                             $188,565/$122,360
    Paul F. Robinson                          111,866/50,667                             $117,107/$ 90,835

Executive Employment Agreements

         MART has Executive Employment Agreements ("Agreements") with F. Patrick Hughes and Paul F. Robinson. Under the Agreements, the annual base salary for each of Messrs. Hughes and Robinson for the last fiscal year was $285,000 and $190,000 respectively. The Agreements provide annual increases of at least one-half of the annual increase in the Consumer Price Index. The term of each Agreement is at all times two years.

In the event of the termination of employment due to a change of control in MART, all compensation payable to the executive for the remainder of the employment period becomes immediately due and payable. At the election of the executive, such compensation may be payable in a lump sum, discounted to present value.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Executive Compensation Committee consists of Messrs. Benson, Blum and Frank. Mr. Blum and Mr. Hoffberger are Of Counsel to the law firm of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, Baltimore, Maryland, which is general outside counsel to MART. During 2000, MART paid legal fees to that firm for services rendered in the amount of $293,740. As Of Counsel, Mr. Hoffberger and Mr. Blum are not members of the firm, do not provide substantial services to or for the firm, and do not receive material compensation from the firm.

         During 2000, Mr. Hughes served on the Board of Directors of Merchants Terminal Corporation, a company in which Mr. Hoffberger is the Chairman of the Board and Chief Executive Officer.


                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

         The compensation of members of management of MART is determined by the Board of Trustees based upon the recommendation of the Executive Compensation Committee (the "Compensation Committee"). The Compensation Committee is comprised of independent Trustees, who are responsible for developing and implementing a comprehensive compensation program for management.

         Compensation Philosophy. The philosophy of the Compensation Committee is to ensure that the interests of management and employees are identical to the interests of MART's owners - the shareholders. To that end, the Compensation Committee has implemented and will continue to implement a compensation strategy that includes base salary and cash bonus, as well as incentive stock options and restricted stock grants which will reward management and employees for adding shareholder value. Base salary is established at levels which are necessary to attract and retain a high caliber of management, and cash bonuses provide short-term rewards for current accomplishments. Incentive stock options and restricted stock grants provide management and employees with a long-term investment in MART, the value of which is dependent upon their success in maximizing shareholder value.

         The commonly accepted measure of performance for a real estate investment trust ("REIT") is funds from operations. Generally, funds earned in cash from operations are the basis for distributions to shareholders as a dividend. To the extent management succeeds at increasing funds from operations and dividends, share prices and shareholder value should be increased. Creating long-term shareholder value, however, is not always consistent with increased short-term distributions. To properly reward management for achieving a well balanced result, the Compensation Committee believes that both short-term results as well as long-term values must be considered and recognized.

         The Compensation Committee also recognizes the individual functions of each employee and provides for individual goals to be attained by each person. While the favorable performance of MART as a whole is the basis for any reward, the performance by each employee is the most significant factor in determining awards. The compensation of Mr. Hughes as the chief executive officer of MART, however, is based upon the foregoing factors as well as the overall performance of MART and its management. As CEO, Mr. Hughes is responsible for the overall condition of the company and its resources, and his performance is evaluated by the Compensation Committee, in its discretion, on that basis as well as on objective criteria based on reaching certain financial and other benchmarks.

         Base Salary. Base salary for senior management for fiscal year 2000 was based upon salaries paid to such personnel in the preceding year, with appropriate adjustments. It is the intention of the Compensation Committee to review MART's executive compensation structure to insure that MART has the continued ability to attract and retain high caliber executive talent. To that end, the Compensation Committee will take into account salaries of senior management of comparable companies within the REIT industry. The base salary for Mr. Hughes will be consistent with the base salaries of chief executive officers of peer companies.

         Incentive Bonuses. The Compensation Committee has implemented a discretionary cash bonus program for management and employees. The program makes available a cash bonus pool consisting of a percentage of the amount by which MART's funds from operations for the year exceeds a specified increase over the preceding year. The Compensation Committee has also adopted a bonus program for operating personnel for exceeding annual goals. For example, personnel engaged in development and redevelopment of properties would be rewarded for achieving returns at or above specified levels. Management personnel may participate in such bonus pools. The purpose of this program is to closely align the interests of management and employees with the interests of MART's shareholders on a year to year basis. The performance of the chief executive officer will also be tied to the overall performance of MART and its management.

         In 1997, the Compensation Committee implemented an annual cash bonus program potentially equal to 100% of base salary for senior management, consisting of Mr. Hughes, as Chief Executive Officer, and Mr. Robinson, as Executive Vice President. Under the program, cash incentive compensation equal to 50% of base salary is available upon attainment of certain objectives. The other half is payable in whole or in part at the discretion of the Compensation Committee for company performance including, among other things, achieving significant total return and/or for exceptional performance relating to development, redevelopment and acquisition criteria.

         Long-Term Incentive Compensation Plans. To promote the best long-term benefits to MART and its shareholders and to provide incentives for MART's Trustees, officers and employees, MART has a Restricted Share Plan, an Omnibus Share Plan and a Stock Option Plan.

                  Restricted Share Plan. In 1997, the Compensation Committee recommended, and the Board of Trustees approved, a Restricted Share Plan. The Compensation Committee believes that the grant of restricted share awards ("Restricted Shares") provides a long-term incentive to such persons who contribute to the growth of MART and establishes a direct link between compensation and shareholder return. Shares awarded are subject to such terms, conditions and restrictions as may be determined by the Compensation Committee, subject to the provisions of the Restricted Share Plan. The restrictions may include stock transfer restrictions and forfeiture provisions designed to facilitate the achievement by participants of MART's Share ownership goals. The Compensation Committee may vary the grants of Restricted Shares based on a subjective assessment of MART's overall performance in relation to long-term goals and plans. In determining the individuals to whom awards will be made and the amounts of the grants, the Compensation Committee considers the relative position and responsibilities of each executive officer, past performance of each officer to MART, total shareholder return relative to peer companies, growth in funds from operations over time and a review of competitive compensation for executive officers of similar rank in peer companies.

                  Stock Option Plans. The Compensation Committee determines stock option grants under MART's Omnibus Share Plan and 1995 Stock Option Plan. The purpose of these plans is to provide equity-based incentive compensation based on the long-term appreciation in value of MART's Shares and to promote the interests of MART and its shareholders by encouraging greater management ownership of MART's Shares. Because the value of stock options granted to an executive is directly related to MART's success in enhancing its market value over time, the Compensation Committee feels that its stock option plans have been very effective in aligning the interests of management and shareholders.

                  Specific grants are determined taking into account an executive's current responsibilities and historical performance, as well as the executive's perceived contribution to MART's funds from operations. Options are also used to provide incentives to newly-promoted officers at the time they are asked to assume greater responsibilities. In evaluating option grants, the Compensation Committee considers prior grants and Shares currently held, as well as the recipient's success in meeting operational goals and the recipient's level of responsibility. However, no fixed formula is utilized to determine particular grants. The terms of the options, including vesting, exercisability and term, are determined by the Compensation Committee, subject to the provisions of the plans. Most of the awards granted or to be granted under these plans vest over a period of several years, thereby providing a long-term incentive and encouraging a long-term relationship with MART. Share options are typically granted at prevailing market price, and therefore will only have value if MART's Share price increases over the exercise price. The Compensation Committee believes that the opportunity to acquire a significant equity interest in MART is a strong motivation for executive officers to maximize long-term value for MART's shareholders and promotes longevity and retention of key employees. Under the Omnibus Share Plan, the aggregate number of Shares available for issuance is the number of Shares equal to 7% of the outstanding shares of MART. The Omnibus Share Plan provides for accelerated vesting of awards in the event of an "Extraordinary Event" resulting in a change in control.

                  Awards under the Omnibus Share Plan and 1995 Stock Plan have been and will continue to be made to employees who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of MART.

         The foregoing report is submitted by the following Trustees of MART, comprising all of the members of the Compensation Committee of the Board of Trustees.

                                         EXECUTIVE COMPENSATION COMMITTEE
                                         Robert A. Frank, Chairman
                                         David F. Benson
                                         Marc P. Blum

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Trustees is responsible for providing independent, objective oversight of MART's accounting functions and internal controls on behalf of the Board of Trustees. The Audit Committee is comprised of independent Trustees and acts under a written Audit Committee Charter, first adopted and approved by the Board of Trustees in 2000, a copy of which is attached as Appendix A to this Proxy Statement. Each member of the Audit Committee is independent as defined in the Audit Committee Charter and consistent with the New York Stock Exchange listing standards.

         The Audit Committee held two meetings during fiscal year 2000. In fulfilling its oversight responsibilities, the Audit Committee:

         o        reviewed and discussed the audited financial statements in the
                  2000  Annual  Report  with   management  and  the  independent
                  auditors;

         o discussed with the independent auditors the matters covered by the Statement on Auditing Standards No. 61; and

         o received written disclosures and the letter from the independent auditors regarding their independence as required by Independence Standards Board Standard No. 1, and has discussed with the independent auditor its independence.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees (and the Board has approved) that the audited financial statements be included in MART's Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission. The Audit Committee and the Board of Trustees have also recommended, subject to shareholder approval, the selection of KPMG LLP as the Company's independent auditors for the year ended December 31, 2001.

         The foregoing report is submitted by the following Trustees of the Company, comprising all of the members of the Audit Committee of the Board of Trustees.

                                                     AUDIT COMMITTEE
                                                     Marc P. Blum, Chairman
                                                     M. Ronald Lipman
                                                     Robert A. Frank

                                PERFORMANCE GRAPH

         The following graph tracks the cumulative total return for MART for fiscal years 1996 through 2000, compared to the S&P 500 and the National Association of Real Estate Investment Trusts ("NAREIT") Equity REIT Total Return Index. The cumulative total return represents stock price appreciation and assumes reinvestment of all dividends paid during the indicated period. The graph assumes an investment of $100 on January 1, 1996.

                                    [GRAPH]


      --------------------------------------------------------------------------------------------------------
                                                                Period Ending
      --------------------------------------------------------------------------------------------------------
      Index                     12/31/95     12/31/96      12/31/97      12/31/98     12/31/99      12/31/00
      --------------------------------------------------------------------------------------------------------
      MART                       100.00       143.27        202.47        183.71       165.67        222.88
      --------------------------------------------------------------------------------------------------------
      S&P 500                    100.00       122.86        163.86        210.64       254.97        231.74
      --------------------------------------------------------------------------------------------------------
      EQUITY NAREIT              100.00       135.27        162.67        134.20       128.00        161.76
      --------------------------------------------------------------------------------------------------------

              SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         On the recommendation of the Audit Committee, the Board of Trustees has selected KPMG LLP, independent certified public accountants, to audit the books and accounts of MART for calendar year 2001. The Board of Trustees considers such accountants to be well qualified and recommends a vote in favor of their selection.

Audit Fees

         KPMG LLP billed MART an aggregate of $115,000 for the audit of MART's annual financial statements, review of the Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and the reviews of the financial statements included in MART's quarterly reports on Form 10-Q for the first three quarters of 2000.

Financial Information System and Implementation Fees

         For the year ended December 31, 2000, KPMG LLP billed MART an aggregate of $94,937, including out-of-pocket expenses, for management consulting services in assisting MART in the implementation of the MRI accounting and property management system.

All Other Fees

         For the fiscal year ended December 31, 2000, KPMG LLP billed MART an aggregate of $20,035 for various tax advisory and compliance services requested by management. In addition, KPMG LLP billed MART $21,500 for assistance provided to MART's Controller in developing various management reports.

Audit Committee Consideration

         After due consideration, the Audit Committee has concluded that the provision by KPMG LLP of the services described above, other than the Audit Fees, is not incompatible with the maintenance by KPMG LLP of its independence.

Vote

         Representatives of KPMG LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

         The Board of Trustees unanimously recommends that you vote FOR the appointment of KPMG LLP as independent certified public accountants.


              SUBMISSION OF SHAREHOLDER PROPOSALS TO BE CONSIDERED
                           AT THE 2002 ANNUAL MEETING

         Any shareholder desiring to present a proposal to be included in the proxy statement and voted on by the shareholders at the 2002 Annual Meeting of Shareholders must submit proposals in writing to MART's Secretary at its principal executive offices no later than December 1, 2001. The form and substance of such proposals must satisfy requirements established by MART's bylaws and the Securities and Exchange Commission.

         Any shareholder desiring to present a proposal at the 2002 Annual Meeting of Shareholders must notify MART in writing of the proposal no later than December 1, 2001 and no earlier than November 1, 2001. If the notice is submitted in a timely and proper manner, MART may describe the proposal in its proxy statement and thereby retain its discretionary authority to vote on that proposal.


                                  OTHER MATTERS

         The solicitation of proxies will be made by mail at MART's expense, including charges and expenses of brokerage firms, banks and others for forwarding solicitation material to shareholders.

         The Board of Trustees of MART is not aware of any other matter which may be presented for action at the meeting, but should any other matter requiring a vote of the shareholders arise, including any adjournments of the meeting, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies, discretionary authority to do so being included in the proxy.

         Shareholders who do not plan to attend the Annual Meeting are urged to vote over the Internet or by telephone or complete, date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

                                           By Order of the Board of Trustees,

                                           PAUL F. ROBINSON
                                           Secretary

Dated:  April 2, 2001

                                                                      Appendix A

                            MID-ATLANTIC REALTY TRUST

                             AUDIT COMMITTEE CHARTER

                                  Organization

         The Audit Committee of the Board of Trustees shall be comprised of at least three trustees who are independent of management and the Company. Members of the Audit Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. All Audit Committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

                               Statement of Policy

         The Audit Committee shall provide assistance to the trustees in fulfilling their responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the trustees, the independent auditors and the financial management of the Company. It is the expectation of the Audit Committee that the financial management will fulfill its responsibility of bringing any significant items to the attention of the Audit Committee.

                                Responsibilities

         In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the trustees and shareholders that the corporate accounting and reporting practices of the Company are in accordance with pertinent requirements and are of the highest quality.

         In carrying out these responsibilities, the Audit Committee will:

     o Obtain annually the full Board of Trustees' approval of this Charter and review and reassess this Charter as conditions dictate. The charter will be disclosed publicly at least every three years by being published in the Company's proxy statement or as otherwise required by law.

     o Review and recommend to the trustees the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

     o Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Trustees and the Audit Committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate and, if appropriate, terminate their services.

     o Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditors' compensation and at the conclusion thereof review such audit or reviews, including any comments or recommendations of the independent auditors.

     o Review with the independent auditors, the Company's internal auditor and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

     o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Committee by the auditors.

     o Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditor's evaluation of the Company's financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     o    Report the results of the annual audit to the Board of Trustees.

     o On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

     o    Include a report of the Audit Committee in the proxy statement.

     o Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Trustees.

     o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

     o Review any new accounting or auditing standards adopted by the accounting profession or the SEC and any proposed new accounting standards publicly released for comment which are relevant to the Company's accounting and internal controls.

                                      PROXY
                            MID-ATLANTIC REALTY TRUST
                        170 West Ridgely Road, Suite 300
                           Lutherville, Maryland 21093

     This Proxy is Solicited on Behalf of the Board of Trustees of Mid-Atlantic Realty Trust.

     The undersigned hereby appoints LeRoy E. Hoffberger, F. Patrick Hughes and Paul F. Robinson, and each of them, as proxies, each with the power of substitution, to vote as designated below all of the shares the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at The Renaissance Hotel in Baltimore, Maryland on Friday, May 11, 2001 at 11:00 a.m., prevailing local time, and any adjournments thereof.

1.   ELECTION OF TRUSTEES: FOR all nominees listed below               []
               (except as set forth to the contrary below)

     WITHHOLD AUTHORITY to vote for all nominees listed below          []

     David F. Benson, Marc P. Blum, Robert A. Frank, LeRoy E. Hoffberger, F. Patrick Hughes, M. Ronald Lipman, Daniel S. Stone

The terms of all Trustees expire at the next annual meeting at which their successors are elected and qualify.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP as the independent certified public accountants of MART for the fiscal year ending December 31, 2001.

                  For  []           Against  []      Abstain  []

3. In their discretion, the proxies are authorized to vote upon any other business which properly comes before the meeting and any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned shareholders. If no direction is made, this proxy will be voted in favor of all nominees and for Proposal No. 2.

Please sign exactly as your name appears on your proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                            PLEASE MARK, SIGN, DATE AND MAIL THE
                                            CARD IN THE ENCLOSED ENVELOPE.

DATED: ___________________, 2001            Signature___________________________
DATED: ___________________, 2001            Signature___________________________